UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):			January 25, 2023

HAMILTON BEACH BRANDS HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware		001-38214	31-1236686
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

4421 WATERFRONT DR	GLEN ALLEN	VA	23060
(Address of principal executive offices)			(Zip code)

	(804)	273-9777
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.01 Per Share	HBB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2023, the Board of Directors of Hamilton Beach Brands Holding Company (the “Company”) and the Board of Directors Hamilton Beach Brands, Inc. (“HBB”) appointed Sally Cunningham as Senior Vice President, Chief Financial Officer of the Company and HBB, effective March 17, 2023 (the “Effective Date”). Ms. Cunningham will join the Company as Senior Financial Advisor on February 13, 2023, and will serve in that role until her appointment as Senior Vice President, Chief Financial Officer becomes effective on the Effective Date. Ms. Cunningham will succeed Linda Woermer as principal financial officer and principal accounting officer of the Company as of the Effective Date.

Ms. Cunningham, age 48, previously served as a Finance Operating Partner with One Rock Capital Partners (a private equity firm) from November 2021 to the present, in which capacity she provided consulting services to portfolio companies Flexsys Holdings Inc. and Prefere Resin Holdings GmbH. From June 2020 to August 2021, she served as Senior Vice President and Chief Financial Officer of Synalloy Corporation (an industrial manufacturing company), which is now known as Ascent Industries Co. From October 2015 to June 2020, she served as Vice President, Corporate Administration of Synalloy Corporation.

Ms. Cunningham will receive an annual base salary of $360,000, a one-time cash signing bonus of $50,000 and cash in lieu of perquisites in the annual amount of $15,966. Ms. Cunningham’s target incentive compensation for 2023 under the Company’s annual incentive compensation plan will be $167,895, and her target incentive compensation for 2023 under the Company’s long-term incentive compensation plan will be $186,550. Target incentive amounts may be earned from 0% to 150% based on actual performance, as assessed and determined by the Compensation and Human Capital Committee of the Company's Board of Directors. These incentive amounts will be prorated for any partial year of her employment. Awards to Ms. Cunningham under the Company’s long-term incentive compensation plan will be paid in a combination of cash and restricted stock of the Company that is fully vested but subject generally to a ten-year restriction on transfer. Ms. Cunningham will also participate in certain standard employee health, welfare and retirement benefits, as well as in the standard severance and change in control benefits available to similarly situated executive officers.

There are no arrangements or understandings between Ms. Cunningham and any other persons pursuant to which she was appointed Senior Vice President, Chief Financial Officer. There are no family relationships between Ms. Cunningham and any director or executive officer of the Company, and there are no related party transactions between the Company and Ms. Cunningham that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit

99	Hamilton Beach Brands Holding Company News Release, dated January 26, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 26, 2023		HAMILTON BEACH BRANDS HOLDING COMPANY

		By:	/s/ Lawrence K. Workman, Jr.
		Name:	Lawrence K. Workman, Jr.
		Title:	Senior Vice President, General Counsel and Secretary